UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

Osmotica Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard
Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	OSMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2019 Bonus Determinations

On March 5, 2020, the board of directors of Osmotica Pharmaceuticals plc (the “Company”) approved annual cash bonuses for the Company’s named executive officers in respect of the year ended December 31, 2019. This annual bonus compensation information was not included in the Summary Compensation Table included in the Company’s Amendment No. 1 to its Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 6, 2020 (the “Registration Statement”), because the amount of the bonuses had not been determined at the time of filing the Registration Statement. The table below updates the “Nonequity incentive plan compensation” and “Total” columns in the fiscal 2019 summary compensation table for the named executive officers previously set forth in the Registration Statement. No other amounts included in the table below have changed.

Summary Compensation Table

Name and principal position	Year	Salary ($)(1)		Stock awards ($)(2)	Nonequity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Brian Markison	2019	683,446	(5)	2,762,496	892,680	–	4,338,622
President and Chief Executive Officer	2018	633,262		–	475,599	–	1,108,861

James Schaub	2019	421,808		799,998	264,127	10,569	1,496,502
EVP and Chief Operating Officer	2018	347,692		–	131,404	19,196	498,292

Tina deVries, Ph.D.	2019	414,539		799,998	285,360	11,200	1,511,097
EVP, Research & Development	2018	392,808		–	147,443	11,125	551,376

Christopher Klein General Counsel & Secretary	2019	414,539		799,998	285,360	11,200	1,511,097

(1)	Amounts shown for Messrs. Schaub and Klein and Dr. deVries include contributions made to our 401(k) plan. Mr. Markison did not contribute to our 401(k) plan in 2018 or 2019.

(2)	Amounts shown in this column represent the aggregate grant date fair value of restricted stock units granted to our named executive officers in 2019 computed by multiplying the number of restricted stock units subject to the respective grant by the closing price of our common stock on the grant date. No equity awards were granted to our named executive officers during 2018.

(3)	Amounts shown for 2019 represent each named executive officer’s annual bonus earned with respect to 2019 under the Osmotica Pharmaceuticals plc 2018 Annual Cash Incentive Plan, or the Cash Incentive Plan, based on EBITDA and Cash Flow from Operations goals, as well as individual performance goals. Amounts shown for 2018 represent annual bonuses earned by each of Messrs. Markison and Schaub and Dr. deVries with respect to 2018 under the Cash Incentive Plan, based on the achievement of EBITDA goals.

(4)	Amounts shown for Messrs. Schaub and Klein for 2019 represent 401(k) plan company matching contributions. Amount shown for Mr. Schaub for 2018 represents 401(k) plan company matching contributions ($10,816), a car allowance payable from January through June 2018 ($8,251) and the value of an Amazon Echo given to all attendees of a sales meeting ($100), plus a tax gross-up given to all gift recipients ($29). Amount shown for Dr. deVries for 2019 represents 401(k) plan company matching contributions and for 2018 represents 401(k) plan company matching contributions ($11,000) and the value of an Amazon Echo given to all attendees of a sales meeting ($100), plus a tax gross-up given to all gift recipients ($25).

(5)	Amount shown for Mr. Markison includes director fees for his service on our board of directors during 2019 ($16,000) and his base salary as our President and Chief Executive Officer ($667,446).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMOTICA PHARMACEUTICALS PLC

Date: March 11, 2020	By:	/s/ Andrew Einhorn
Name: Andrew Einhorn
Title: Chief Financial Officer